Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-172020, 333-140083 and 333-222724 on Form S-8 of our report dated September 26, 2019, relating to the consolidated financial statements and financial statement schedule of New Oriental Education & Technology Group Inc., its subsidiaries, its variable interest entities (the “VIEs”) and the VIEs’ subsidiaries and schools (collectively, the “Group”), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the modified retrospective adoption of ASU No. 2016-01, Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities and the modified retrospective adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) which were adopted by the Group on June 1, 2018) and our report dated September 26, 2019 relating to the effectiveness of the Group’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of New Oriental Education & Technology Group Inc. for the year ended May 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

September 26, 2019